Exhibit 99.1

PROXY VOTING CARD FOR THE SPECIAL MEETING OF SHAREHOLDERS

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of Heritage Bancorp hereby constitutes and appoints a Proxy Committee consisting of the following directors of Heritage Bancorp: Neva C. Benton, Robert A. Cashell, Jr., John C. Cowee, Russell H. Ernst, Ruth Anne Kelly, Hawley H. MacLean, Thomas A. McKennie, Connie J. Raszler, Walter A. Roskoski, Jr., and Stanley C. Wilmoth, or a majority of any of them present, with full power of substitution, as proxies to represent the undersigned at the Special Meeting of Shareholders of Heritage Bancorp to be held on                     , 2019 at                     .m. Pacific Daylight Time, at                             , Reno, Nevada, and any adjournments or postponements thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote upon all matters referred to here in and, in their discretion, upon such other matters that properly come before the Special Meeting, as follows:

Proposal 1

	For	Against	Abstain
To approve the Plan and Agreement of Merger, dated	☐	☐	☐
as of April 3, 2019 (the “merger agreement”), among
Glacier Bancorp, Inc. (“Glacier”), Glacier Bank, Heritage Bancorp and Heritage Bank of Nevada.

Proposal 2

	For	Against	Abstain
To approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies in favor of approval of the merger agreement.	☐	☐	☐

Your Board of Directors recommends voting FOR Proposal 1 and Proposal 2.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

(Continued and to be signed on reverse side)

(Continued from the reverse side)

The undersigned acknowledges receipt from Heritage Bancorp prior to execution of this Proxy Voting Card of a Notice of Special Meeting of Shareholders and a Proxy Statement/Prospectus dated                                 .

SHAREHOLDER SIGNATURES:

*If a Sole Owner:

*If Jointly Owned, Add Co-Owner:

**Title, If Any

[ ] Trustee, under a trust (please provide Certification)
[ ] Executor, under an estate (please provide Letters)
[ ] Attorney-In-Fact, under a Power of Attorney (please provide POA)
[ ] (please provide enabling document)

Dated: , 20 ***

*	Please sign exactly as your name appears on your shares of Common Stock.
**

Each registered stockholder on your shares of Common Stock should sign. When shares are held by joint tenants, both should sign, but only one signature is required. When signing as attorney, executor, administrator, trustee or guardian, please add full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by any authorized person.

***	If more than one Proxy is submitted for the same shares, the Proxy with the latest date and timely received will be utilized unless otherwise instructed in writing.

Please complete, date, sign and mail or fax this Proxy promptly. A postage-paid return envelope is provided for your convenience. If you have any questions, please contact Heritage Bancorp’s President and Chief Executive Officer, Stanley Wilmoth, at (775) 321-4110.

☐    Please check here if you are planning on attending the meeting in person.